8-K Exhibit-16.(ii)


                                    J.D. Elliott & Co., P.C.
                                    8685 Sheridan Drive
                                    Williamsville, NY  14221-6399


April 13, 1998

Douglas P. Taylor, President
Tayco Developments, Inc.
100 Taylor Drive
P.O. Box 0748
North Tonawanda, NY  14120-9922

Dear Mr. Taylor:

This is to confirm that the client-auditor relationship between Tayco Developments, Inc. (Commission File Number 2-15966) and J.D. Elliott & Co., P.C. has ceased.


                                      Very truly yours,

                                   /s/J.D. Elliott & Co., P.C.

                                       J.D. Elliott & Co., P.C.


cc:  Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 5th Street, NW
       Washington, DC  20549